UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2007

UGODS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-131131	20-2304161
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

9101 WEST SAHARA SUITE 105
LAS VEGAS NV 89117

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 702-528-2499

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

1.01 On February 13, 2006, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Guangdong Taoda Beverage Company Limited (“GD Taoda”) and the shareholder of GD Taoda (“Shareholder”).  Pursuant to the terms of the Share Exchange Agreement, UGOD shall acquire 100% ownership of GD Taoda from the Shareholder.  Consideration to be issued by UGOD shall be a total of 9,874,000 shares of its common stock (the “Exchange Shares”) in exchange for 100% ownership of GD Taoda. Immediately following completion of the share exchange transaction through issuance of the Exchange Shares, UGOD shall have a total of approximately 20,002,000 shares of its common stock issued and outstanding. The Share Exchange Agreement will close subject to the provisions and conditions of the Share Exchange Agreement and the discretion of the parties.  The transaction set forth in the Share Exchange Agreement has not yet closed.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The Share Exchange Agreement is incorporated by reference and attached hereto as Exhibit 2.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The Share Exchange Agreement is incorporated by reference and attached hereto as Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2007

Ugods, Inc.

By:	/s/ Chen Xing Hua
Chen Xing Hua
Director